EXHIBIT 10.2

D.G.X.H. 2018-06-05

Mortised Concrete Bricks and Blocks

(DB44/T 1824-2016)

Common Concrete Small Hollow Blocks (GB 8239-1997)

Sales Agreement

(English Translation)

Printed by Guangzhou Donggao New Material Co., Ltd.

Product Sale Contract of Guangzhou Donggao New Material Co., Ltd.

Contract

Purchaser: Zhongshan City Hechenglian Construction Engineering Co., Ltd. (hereinafter referred to Party A)

Supplier: Guangzhou Donggao New Material Co., Ltd.               (hereinafter referred to Party B)

According to the Contract Law of the People's Republic of China, the Product Quality Law of the People's Republic of China and other relevant laws and regulations and under the principles of equality, voluntariness, fairness and good faith, Party A and Party B enter into a consensus for the purchase and sale of new wall materials and enter into this Contract.

I. Products Ordered by Party A from Party B

No.	Product Name	Specification (mm)	Quantity (10,000 pieces)	Unit Price (RMB/Piece)	Amount (RMB)
1	Decorative Mortised Concrete Block	390×190×90	288	5.2	14,976,000
2	Decorative Mortised Concrete Block (Supporting Block)	190×190×90	Supporting Block	2.6	Calculated according to the actual delivery quantity
3	Anti-Modeled Narrow Brick	390×25×90	550	2.8	15,400,000
Total Amount		In figures: RMB30,376,000.00
		In words: THIRTY MILLION THREE HUNDRED AND SEVETY-SIX THOUSAND ONLY

II. Supply Time and Place

To be supplied to the construction site in the development area from September 1, 2018 to August 31, 2019.

III. Product Quality Standards and Technical Specifications for Wall Engineering

The Supplier will resolutely follow the policy "quality first in a long-range program" and will use relevant national, industrial or corporate standards as product quality acceptance standards. The following product types shall be checked in ☐.

Mortised Concrete Bricks and Blocks (including header bricks, decorative blocks and core-filled wall blocks) (DB44/T 1824-2016).......................................................................................................................................... ☑

Common Concrete Small Hollow Blocks (GB 8239—1997) .................................................................... ☑

Technical Specification for Common Concrete Small Self-bearing Wall Engineering (DBJ-18-2014)......... ☑

Party B warrants that it will provide product conformity certificates and product testing reports and will be responsible for product quality.

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Product Sale Contract of Guangzhou Donggao New Material Co., Ltd.

IV. Settlement and Payment Method

According to Party A's engineering requirements, both parties agree to conduct settlement according to the varieties and unit prices set forth in Article 1 hereof. The contract amount totals RMB THIRTY MILLION THREE HUNDRED AND SEVETY-SIX THOUSAND ONLY.

Both parties agree to make payment in the following second manner:

1.	Party A shall make payment in advance. Party A shall prepay the purchase price in batches; after 30% of the purchase price is first prepaid, Party B shall commence supply, and the balance shall be paid in full within 10 days after completion of supply.

2.

Within three days after signature hereof, Party A shall first pay 10% of the total purchase price, that is, RMB3,037.600.00 (THREE MILLION THIRTY-SEVEN THOUSAND SIX HUNDRED ONLY), and the deposit will only be used for the last supply on condition that any surplus will be refunded or any shortfall will be paid. After receipt of the deposit, Party B shall commence supply according to the time frame required by Party A, and Party A shall make settlement and payment in the manner ① according to Party B's supply quantity: ① Settle at the end of the month, reconcile on the first to fifth days of the following month and pay before the 10th day; ② Settle and pay when the amount reaches RMB_____). If Party A fails to pay the purchase price on time when it falls due, Party B will suspend supply or will not deliver original materials on relevant products and Party A shall bear liability for breach hereof.

2.1	With respect to the purchase price for the current month, Party B shall prepare a final statement once each month according to the delivery orders signed and confirmed by Party A and provide it to Party A, and both parties shall sign and seal the final statement to confirm the quantity and amount. Party A shall complete such signature and confirmation before the fifth day of the following month; if Party A fails to do so before the deadline, such final statement shall be deemed to be tacitly approved and become effective.

2.2	If Party A defaults on the purchase price, Party B shall be entitled to stop delivery and Party A shall not use another manufacturer' products for this reason or any other reason and shall pay Party B daily late fees equal to 0.5% of the overdue payment, and delivery will not be resumed until and unless the whole purchase price is paid. If either party unilaterally terminates this Contract without justification, it shall pay the other party liquidated damages equal to 10% of the total purchase price of the unperformed part.

2.3	If the prices of the raw materials of the products increase or decrease more than 5%, the supply prices of the products set forth herein shall be adjusted accordingly and Party B shall notify Party A in writing of the adjusted prices and the commencement time of the adjustment. The prices related to Party A's advance payment shall not be adjusted and Party B shall deliver goods according to the original prices of the received purchase price.

V. Both Parties' Contact Persons and Phone Numbers

Party A shall appoint Guo Jinliang as Party A's representative whose phone number is 13005540444 and who shall be responsible for reporting materials and signing after receipt of products on the site.

Party B shall appoint Deng Qien as Party B's sales representative whose phone number is 13809237183 and who shall be responsible for arranging supply and handling contact matters.

Party B shall appoint Zhu Shuhe as Party B's product quality representative whose phone number is 13527260985 and who shall be responsible for product quality complaint.

Party B shall appoint Pan Qiantao as Party B's manifest development representative whose phone number is 18676298431 and who shall be responsible for manifest development.

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Product Sale Contract of Guangzhou Donggao New Material Co., Ltd.

Party B shall appoint Li Cuijuan as Party B's invoicing, reconciliation and settlement representative whose phone number is 13726056841 and who shall be responsible for invoicing, reconciliation and settlement.

Party A requires Party B to give 2 days' notice to Party B's contact person before delivery and explain the name, model, specification and quantity of delivered products, the time of delivery and the place of arrival.

VI. Delivery Mode

Party B shall deliver goods according to the requirements set forth in Party A's notice on condition that the freight shall be borne by Party B (including taxes, charges, freight, packing expenses and handling expenses), and Party B shall deliver goods to the place of discharge as notified by Party A. A forklift may travel to a distance of less than 50 meters and any charge arising from travel in excess of such distance shall be solely borne by Party A.

Party A must provide a sufficient storage area to store unloaded goods, different products shall be stacked separately, the bottom of the stacking place of materials shall be elevated to guarantee ventilation in addition to covering against rain and sunshine, and drainage measures shall be taken on the site.

VII. Liability for Breach and Limitation

1.	Except for the special clauses existing in this Contract, if either party breaches the remaining clauses hereof and such breach causes any loss to the other party, the party suffering such loss shall be entitled to claim compensation against the breaching party.

2.	Both parties specially agree that the scope of the breaching party's liability for breach hereof shall be limited to direct liability for all the direct financial losses suffered by the non-breaching party due to the breaching party's breach hereof and shall not include any indirect loss.

VIII. Notice

All the notices, consents, approvals or other notification matters required hereunder shall be in writing, addressed to the receiver and sent by courier service or fax to the other party's legal address or any other address designated by the other party. All the notices shall take effect when they are sent.

IX. Miscellaneous

1.	Dispute Resolution

In case of any dispute arising from or in connection with this Contract, both parties shall endeavor to resolve it through friendly negotiation. After either party makes a written requirement to the other party, both parties shall conduct negotiation immediately (on the same day). If both parties fail to resolve such dispute through negotiation within ninety (90) days after the said notice is sent, such dispute shall be referred to the people's court in the location of Party B for resolution by litigation. The results of the litigation shall be final and binding on both parties; during the litigation period, both parties shall continue to perform the provisions hereof as usual except those involved in such dispute.

2.	Revision of the Contract

Unless provided herein, if both parties want to revise this Contract, both parties must enter into a written agreement, which shall take effect after signed by both parties' duly authorized representatives.

3.	Severability

If any provision hereof becomes invalid or unenforceable in whole or in part, the remaining provisions hereof shall remain valid and enforceable.

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Product Sale Contract of Guangzhou Donggao New Material Co., Ltd.

4.	Entire Agreement

This Contract and its appendices constitute the entire agreement between both parties with respect to the subject matter hereof and supersede all the previous oral and written agreements, quotations, contracts, understandings and communications between both parties with respect to the subject matter hereof.

X. Contract Dispute, Rescission and Termination

1.	Contract Dispute: If both parties hereto reach a consensus on the disputed matter through negotiation during the performance hereof, such consensus shall be confirmed in writing; if both parties fail to reach a consensus, either party may file a lawsuit with the people's court in the location of Party B.

2.	Contract Rescission or Termination:

2.1	Both parties may rescind this Contract after reaching a consensus through negotiation.

2.2	If an event of force majeure prevents the continued performance hereof, both parties may rescind this Contract.

2.3	If any of the following circumstances occurs to Party B, Party A may rescind this Contract:

A.	Party B fails to supply goods within the agreed term and still fails to do so within 28 days after demand (unless Party A defaults on the purchase price).

B.	Party B becomes bankrupt or is liquidated (except for the purpose of reorganization or merger).

C.	Party B participates in any fraudulent act in the tendering process or during the performance hereof.

D.	Party B produces and supplies products by using manpower, equipment and resources other than those of its own, falsifies materials, supplies products that are short in weight or otherwise materially breaches this Contract, in which case Party A may at its sole discretion choose a third party to supply goods so as to complete the supply of products for the contractual project or the remaining part of the project.

2.4	If any of the following circumstances occurs to Party A, Party B may rescind this Contract.

A.	Goods are not supplied within the agreed term due to any reason not attributable to Party B and are still not supplied within 28 days after demand.

B.	Party A becomes bankrupt or is liquidated (except for the purpose of reorganization or merger).

C.	Party A fails to pay Party B the purchase price according to the provisions hereof and still fails to make such payment within one month after Party B's demand.

If either party hereto proposes to rescind this Contract according to the provisions on the rescission or termination hereof, it shall give a written notice of rescission hereof to the other party and this Contract shall be rescinded when the other party receives such notice.

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Product Sale Contract of Guangzhou Donggao New Material Co., Ltd.

XI. Other Matters

1.	The packing materials for the goods hereunder are wooden boards used by Party B for the packing of such goods for the convenience of the transportation thereof, and the ownership of such wooden boards will not transfer with the transfer of the ownership of such goods and shall still belong to Party B; Party A shall only have the right to use such wooden boards and such right shall expire when the products purchased by Party A have been laid and such packing is not required. Party A shall properly store the packing materials for the goods hereunder – wooden boards and shall specify that workers must gather all the wooden boards and place all of them on the first floor, and Party B will regain last batch of wooden boards when next batch of goods arrive. [If wooden boards are lost or stolen, Party A shall bear the costs thereof according to the unit price of RMB ONE HUNDRED AND TEN (RMB110) / board].

2.	If any wall cracks after laid with Donggao bricks, Party B will make free repairs unconditionally within 2 years; if any wall cracks due to substandard construction, Party B will not bear any responsibility.

XII. Effectiveness of the Contract

1.	Neither party may revise this Contract. If such revision is actually necessary, such revision shall not take effect unless such revision is confirmed and sealed by both parties, and either party's unauthorized revision shall be deemed to be invalid.

2.	This Contract is made in duplicate and each party holds one counterpart.

3.	Both parties hereto agree that this Contract shall take effect after Party B receives the purchase price.

This page is a signature page and is used for signature only.

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Product Sale Contract of Guangzhou Donggao New Material Co., Ltd.

Purchaser (Official Seal) Address: Legal Representative (Purchaser): Entrusted Representative: Tel: 13005540444 Fax: Opening Bank: Account Number:

Supplier (Official Seal): Guangzhou Donggao New Material Co., Ltd.

Address: Room 516, 436 Dongjiao North Road,

Liwan District, Guangzhou City

Legal Representative:

Entrusted Representative:

Tel: 020-66685362

Fax: 020-66685363

Opening Bank:

Account Number:

Date of Signature: June 5, 2018

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